Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Form SB-2 Registration Statement of Kanakaris Communications, Inc. our report for the years ended September 30, 1998, and 1997 dated March 10, 1999 (except for Notes 1(B) and 6(B) as to which the date is September 21, 1999), relating to the consolidated financial statements of Kanakaris Communications, Inc. and Subsidiary which appear in such Form SB-2, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
February 25, 2000